Exhibit 99.1
IP Strategy Announces Share Repurchase Program of Up To 1 Million Shares
GIG HARBOR, Wash., February 19, 2026 – IP Strategy Holdings, Inc. (Nasdaq: IPST) (the “Company” or “IP Strategy”), the first company to adopt a treasury reserve policy centered on the $IP token, today announced the board of directors has authorized a share repurchase program whereby the Company may buy back up to 1 million shares of its outstanding shares of common stock through December 31, 2026.
As of February 18, 2026, IP Strategy had 10,259,226 shares of its common stock outstanding. Assuming the full execution of buying back 1 million shares, this would constitute a nearly 10% reduction in the number of outstanding shares of the Company. The Company may acquire shares through open market purchases or privately negotiated transactions, including through a Rule 10b5-1 plan, at the discretion of management and on terms that management determines to be advisable.
IP Strategy is the largest independent owner of $IP tokens – the native token of the Story Layer 1 blockchain – with a current holding of 53.2 million tokens. The Company also recently began the transition from self-custodied validator work to third-party custodied validator work, a move which is expected to effectively double its related yield to 10% or more annually for 2026.
"The Board’s decision to authorize a share repurchase program reflects its belief that the market does not currently take into account the inherent value of our 53.2 million $IP tokens, nor the growth in higher-margin recurring revenue anticipated in 2026 from the transition to third-party custodied validator services,” said Justin Stiefel, Chief Executive Officer of IP Strategy. “When combined with the previously-announced streamlining and cost reduction plans for 2026, the implementation of a share repurchase program at this time reflects a very high degree of confidence in our long-term strategy and growth potential."
About IP Strategy
IP Strategy Holdings, Inc. (Nasdaq: IPST) is the first Nasdaq-listed company to hold $IP tokens as a primary reserve asset and operate a validator for the Story Protocol. The Company provides public market investors broad exposure to the $80 trillion programmable intellectual property economy in a regulated equity format. IP Strategy’s treasury reserve of $IP tokens provides direct participation in the Story ecosystem, which enables on-chain registration, licensing, and monetization of intellectual property.
About Story
Story is the AI-native blockchain network powering the $IP token and making intellectual property programmable, traceable, and monetizable in real time. Backed by $136 million from a16z crypto, Polychain Capital, and Samsung Ventures, Story launched its mainnet in February 2025 and has rapidly become a leading infrastructure for tokenized intellectual property. Story allows creators and enterprises to turn media, data, and AI-generated content into legally enforceable digital assets with embedded rights, enabling automated licensing and new markets for intellectual property across AI and entertainment.
Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, the Company’s adoption of a share repurchase program and the number and percentage of outstanding shares it may repurchase, the timing of the implementation of the Company’s share repurchase program, the shift to third-party custody of its $IP tokens, the expected increased yield from the Company’s validator operations, and the effectiveness of the Company’s proposed cost-saving measures.
Any forward-looking statements in this press release are based on IP Strategy’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the volatility of the Company’s common stock and any correlation between the Company’s stock price and the price of $IP tokens, the legal, commercial, regulatory and technical uncertainty regarding digital assets generally, and expectations with respect to future performance and growth. These and other risks concerning IP Strategy’s programs and operations are described in additional detail in its registration statement on Form S-1 initially filed with the Securities and Exchange Commission (“SEC”) on August 26, 2025, as amended by Amendment No. 1 filed on October 16, 2025, Amendment No. 2 filed on December 12, 2025 and Amendment No. 3 filed on December 19, 2025, its latest annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and any other subsequent filings with the SEC. IP Strategy explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.
Investor Contact
(800) 595-3550
ir@ipstrategy.co